Exhibit 10.10
3AM LABS, INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (the “Agreement”) made and entered into this December 5, 2005 (the “Effective Date”), by and between 3am Labs, Inc., a Delaware corporation (the “Corporation”), and Woody Benson (the “Indemnitee”).
WHEREAS, it is essential that the Corporation be able to retain and attract as directors the most capable persons available;
WHEREAS, the Corporation’s Bylaws permit it to enter into indemnification arrangements and agreements;
WHEREAS, the Corporation desires to provide the Indemnitee with specific contractual assurances of the Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Corporation’s Bylaws or any change in the ownership of the Corporation or the composition of its Board of Directors) and, to the extent insurance is available, the coverage of the Indemnitee under the Corporation’s directors and officers liability insurance policies; and
WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as a director of the Corporation.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:
1. Definitions.
(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director, officer or employee of the Corporation, (ii) in any capacity with respect to any employee benefit plan of the Corporation, or (iii) as a director, partner, member, trustee, officer, employee, or agent of any other Entity at the written request of the Corporation.
(b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity and any group or division of the Corporation or any of its subsidiaries.
(c) “Expenses” shall mean all reasonable fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 10 of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(d) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.
(e) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.
(f) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.
2. Service as Director. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware. In consideration of the Corporation’s covenants and commitments hereunder, Indemnitee agrees to serve as a director of the Corporation; provided, however, this Agreement shall not impose any obligation on Indemnitee or the Corporation to continue Indemnitee’s service to the Corporation beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
3. Agreement to Indemnify.
The Corporation agrees to indemnify Indemnitee as follows:
(a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee becomes a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) from and after the Effective Date by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Corporation against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).
(b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee becomes a party or is threatened to be made a party to any Proceeding from and after the Effective Date by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Corporation against all Indemnifiable Expenses.
4. Scope of Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:
(a) If indemnification is requested under Section 3(a) and it has been adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (a) Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, (b) due to Indemnitee’s own gross negligence or willful misconduct, or (c) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) If indemnification is requested under Section 3(b) and
(i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or
(ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Corporation with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit or improperly took advantage of a corporate opportunity, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.
5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Corporation a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. Subject to Section 4 and applicable procedural and approval provisions of the General Corporation Law of the State of Delaware, as amended and in effect from time to time, the Corporation shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Corporation, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder and consistent with the requirements of the General Corporation Law of the State of Delaware, as amended and in effect from time to time.
6. Indemnification for Expenses of a Part Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
7. Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Corporation to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that

Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.
8. Agreement to Advance Interim Expenses. The Corporation shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Corporation, in advance of the final disposition of such Proceeding, if Indemnitee furnishes the Corporation with a written undertaking to repay the amount of such Indemnifiable Expenses advanced to Indemnitee if it is determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses, which undertaking shall be an unsecured general obligation of the Indemnitee. The terms and conditions of such undertaking shall be determined by a quorum of the disinterested members of the Board of Directors, if any, acting in good faith and as required by the proper exercise of their fiduciary duties or, if not available, then by the written opinion of independent legal counselor by the Corporation’s stockholders.
9. Procedure for Payment of Interim Expenses. Indemnitee shall submit to the Corporation a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than twenty (20) calendar days after the Corporation’s receipt of such request and the undertaking required by Section 8.
10. Remedies of Indemnitee.
(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Corporation fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the appropriate judicial authority to enforce the Corporation’s obligations under this Agreement.
(b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Corporation shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.
(c) Expenses. The Corporation agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above, or in connection with any claim or counterclaim brought by the Corporation in connection therewith, unless the appropriate judicial authority determines that the Corporation had no obligations under this Agreement with respect to the Indemnitee’s request for payment of Indemnifiable Amounts under Sections 3 and 5 above or request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above.
(d) Validity of Agreement. Subject to applicable law, including, but not limited to the General Corporation Law of the State of Delaware, precluding the Corporation’s compliance with any provision of this Agreement, the Corporation shall be precluded from asserting in any

Proceeding, including, without limitation, an action under Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Corporation is bound by all the provisions of this Agreement.
(e) Failure to Act Not a Defense. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.
11. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Indemnitee as follows:
(a) Authority. The Corporation has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Corporation.
(b) Enforceability. This Agreement, when executed and delivered by the Corporation in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles, and to the extent limited by applicable federal or state securities laws.
12. Insurance. To the extent that the Corporation’s Board of Directors determines it to be necessary and appropriate, the Corporation will use commercially reasonable efforts to obtain, within sixty (60) days of such determination, and maintain a policy or policies of insurance in an amount not less than $1,000,000 in the aggregate for the Corporation’s Board of Directors and executive officers, with reputable insurance companies providing the members of the Board of Directors with coverage for losses from wrongful acts, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Corporation’s officers and directors. Notwithstanding the foregoing, if the Corporation, after employing commercially reasonable efforts as provided in this Section, determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, the Corporation shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with coverage having features as similar as practicable to those described above.
13. Fees and Expenses. During the term of the Indemnitee’s service as a director, the Corporation shall promptly reimburse the Indemnitee for all reasonable and documented expenses incurred by him in connection with his service as a director or member of any board committee or otherwise in connection with the Corporation’s business, provided, that all expenses in excess of $1,000 (other than travel and lodging expenses incurred in connection with attendance of any meetings of the board of directors and/or any board committee) shall be approved in writing in advance by the Corporation.
14. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Corporation’s Bylaws, as amended, the Corporation’s Second Amended and Restated Certificate of Incorporation, or any other agreement, vote of stockholders or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitees’s serving as a director of the Corporation.
15. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Corporation (including any transferee of all or a substantial portion of the business, stock and/or assets of the Corporation and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.
16. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Corporation, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
17. Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the tonus of the Second Amended and Restated Certificate of Incorporation or Bylaws of the Corporation, as amended, and this Agreement, Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.
18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.
19. Indemnitee as Plaintiff. Except as provided in Section 10 of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or Advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Corporation, any Entity that it controls, any director or officer thereof, or any third party, unless the Corporation has consented to the initiation of such Proceeding. This Section shall not apply to affirmative defenses asserted by Indemnitee in an action brought against Indemnitee. In connection with any Proceeding in which the Corporation made payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to such Proceeding, any amounts recovered by the Indemnitee in such Proceeding shall be held in trust for the benefit of the Corporation and paid over to the Corporation as soon as reasonably practical.
20. Modifications and Waiver. Except as provided in Section 17 above with respect to changes in applicable law that broadens the right of Indemnitee to be indemnified by the Corporation, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.
21. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(i) If to Indemnitee, to:
(ii) If to the Corporation, to:
3amLabs, Inc., 500 Unicorn Park Drive, Woburn, MA 01801 Attn: President
with copy to:
LeBoeuf, Lamb, Greene & MacRae LLP, 260 Franklin Street, Boston, MA 0210-3173
or to such other address as may have been furnished in the same manner by any party to the others.
22. Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. If the Agreement is translated into another language, the English language version shall control if any dispute shall arise over the interpretation of the wording of the Agreement. Each of the parties to this Agreement hereby agrees that the state and federal courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement, and all documents, instruments and agreements executed pursuant hereto or thereto, or to any matter arising here from (unless otherwise expressly provided for herein or therein). To the extent permitted by law, each party hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by any of the other parties hereto in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent pursuant to this Agreement. Each of the parties waives any claim that Boston, Massachusetts is an inconvenient forum or an improper forum based on lack of venue. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
23. Agreement Governs. This Agreement is to be deemed consistent wherever possible with relevant provisions of the Corporation’s Bylaws and Second Amended and Restated Certificate of Incorporation; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.
24. Mitigation. Indemnitee shall be obligated to use reasonable efforts to mitigate any liability, loss, costs, claims or damages sustained by it in connection with any matter for which the Corporation may have an obligation to indemnify hereunder.
IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

3am Labs, Inc. (“Corporation”)
By: /s/ Michael Simon
Michael Simon
President and CEO

(“Indemnitee”)
By: /s/ Woody Benson
Member
Board of Directors of the Corporation

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